UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 13, 2007, Clifford L. Flowers resigned as Interim Chief Financial Officer of BakBone Software Incorporated (the “Company”), effective September 14, 2007.

(c) On September 13, 2007, the Company designated James Johnson, the Company’s Chief Executive Officer, as the Company’s Principal Financial Officer. Mr. Johnson has served as the Company’s president, chief executive officer and director since November 2004. Mr. Johnson joined the Company from SoftBrands Inc. Hospitality Group, a software company, where he most recently served as president and chief technology officer. Prior to joining SoftBrands in 2001, Mr. Johnson was president and senior vice president of Asia-Pacific Group of Sterling Commerce, Inc., a former NYSE-listed company specializing in e-commerce software and services where he also held numerous senior positions during his 20 year career at Sterling Commerce and Sterling Software. From 1976 to 1982, Mr. Johnson was co-founder and co-president of privately-held Application Development Systems, Inc. where he was instrumental in the development of one of the industry’s first direct attached storage management products. Mr. Johnson earned his bachelor’s degree in Operational Research from California State University, Fresno. Mr. Johnson also serves on the board of directors of Lister Technologies, Ltd.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of BakBone Software Incorporated issued on September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

September 13, 2007	By:	/s/ James Johnson
James Johnson
Chief Executive Officer